Exhibit 10.6

KEY OFFICER

STOCK OPTION AGREEMENT

1. Grant. Greater Bay Bancorp, a California corporation (the “Company”), hereby grants to «name» (the “Optionee”), on «date» (the “Grant Date”), an option (the “Option”) to purchase a total of «shares» shares of common stock of the Company, at a price of «price» per share. In all respects, the Option is subject to the terms, conditions and restrictions of the Greater Bay Bancorp 1996 Stock Option Plan, as Amended (the “Plan”). The capitalized terms used in this Agreement that are defined in the Plan shall have the same meanings herein as is set forth in the Plan.

2. Nature of the Option. The Option is intended to qualify as an “incentive stock option” (“ISO”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) to the maximum extent allowable by law. To the extent that all or any part of the Option does not qualify as an ISO, the Option or such part of it shall be a Nonstatutory Option. [The initially anticipated division of the Option between ISOs and Nonstatutory Options is set forth on the schedule attached hereto.] The Company does not represent or warrant that the Option qualifies in whole or in part as an ISO.

Optionee acknowledges that Optionee has been advised to consult with qualified professionals regarding the financial and tax consequences of the Option and the requirements necessary to receive ISO income tax treatment under Section 422 of the Code, including, but not limited to, limitations on the amount of ISOs that may become first exercisable in a calendar year and holding period requirements. Optionee understands that upon exercise of the Option Optionee generally will recognize ordinary income (in the case of the exercise of a Nonstatutory Option) and alternative minimum taxable income (in the case of the exercise of an ISO) in an amount equal to the excess of the then Fair Market Value of the Shares over the Exercise Price. Optionee understands that the Company will be required to withhold income, FICA and other payroll taxes from Optionee’s current compensation with respect to income recognized on exercise of a Nonstatutory Option, and that to the extent that Optionee’s current compensation is insufficient to satisfy such withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition of exercise of a Nonstatutory Option. Optionee understands that any income tax consequences described in this Agreement are subject to change as a result of changes in the income tax laws or in the interpretation of such laws.

Optionee further understands that, if Optionee disposes of any Shares received on exercise of an ISO under this Agreement within two (2) years after the Grant Date or within one (1) year after such Shares are transferred to the Optionee, Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally determined as the difference between the Exercise Price and the closing Fair Market Value of the Shares on the date of exercise. Optionee further understands that, if Optionee disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as a long-term capital gain. Optionee agrees to notify the Company in writing within 5 days after the date of any disposition.

Optionee acknowledges, and the Company affirms, that the methodology by which the Fair Market Value of the Shares has been determined by the Company represents a good faith attempt, as defined in the Code and the regulations thereunder, at reaching an accurate appraisal of the Fair Market Value of the

Shares. The Company shall not be responsible for any tax liability incurred by Optionee in the event that the Internal Revenue Service were to determine that the Option does not qualify as an ISO for any reason.

3. Exercise Price. The Exercise Price is «price» for each Share, which price is not less than the Fair Market Value per Share on the Grant Date.

4. Exercise of Option. The Option shall be exercisable during its term in accordance with the provisions of Section 6 of the Plan as follows:

(a) Right to Exercise. The Option shall become exercisable cumulatively from the Grant Date as follows:

# of Shares on Vest Date

# of Shares on Vest Date

# of Shares on Vest Date

# of Shares on Vest Date

# of Shares on Vest Date

(b) Minimum Exercise. The Option may not be exercised for less than 10 Shares nor for any fractional Shares.

(c) Method of Exercise. The Option shall be exercisable by written notice which shall state the election to exercise some or all of the then-exercisable portion of the Option, and shall specify the number of Shares with respect to which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered to the Company’s Human Resources Department, or to their designated agent, at such place and in such manner as the Company may specify from time to time. Such written notice must be accompanied by payment in full of the Exercise Price for the Shares being acquired and any applicable payroll withholding taxes as specified in Section 4(d) below.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the Plan and the requirements of any stock exchange or inter-dealer quotation system upon which the shares of the Company’s common stock may then be listed or quoted. Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. An Optionee shall have no rights as a shareholder of the Company with respect to any such Shares until and unless there is issued a stock certificate to the Optionee for such Shares or the Shares are otherwise transferred to the Optionee.

In the event that a portion of the Option does not qualify as an ISO as a result of application of Section 422(d) of the Code, the Optionee may designate to the Company in writing at the time of the exercise of the Option whether and to what extent the Optionee is exercising an ISO portion of the Option if any, or a Nonstatutory Option portion. In default of timely receipt of such written designation by the Company, the Optionee shall be deemed to exercise the ISO portion of the Option first until such portion is fully exercised and then the Nonstatutory Option portion. The Company shall use its best efforts and reasonable discretion in administering this provision and shall incur no liability to the Optionee or any other person as a result of so acting in such administration.

(d) Method of Payment. The entire Exercise Price of Shares issued under the Option shall be payable in cash or by certified check, official bank check, or the equivalent thereof acceptable to the

Company at the time when such Shares are purchased. The Company may accept payment by personal check conditioned upon such personal check being paid by the financial institution on which it is drawn. Such payment also shall include the amount of any payroll withholding tax obligations that may arise in connection with the exercise, as determined by the Company. In addition, payment may be made in any of the following forms:

(1) Surrender of Stock. Payment of all of the Exercise Price and any payroll withholding taxes may be made with Shares that have already been owned by the Optionee or Optionee’s representative for more than 6 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased pursuant to exercise of the Option.

(2) Exercise/Sale. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell such Shares and to deliver all or a part of the sales proceeds to the Company in payment of the Exercise Price and any payroll withholding taxes.

(3) Shares Withheld to Pay Withholding Taxes. Subject to any rules and procedures established by the Company, Optionee may elect to pay any payroll withholding taxes attributable to the exercise of a Nonstatutory Option (but not the Exercise Price itself) by requesting the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to such payroll withholding taxes. If the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Optionee’s election must be made in compliance with such Act.

(e) Termination of Service. In the event that the Optionee’s Service terminates:

(i) As a result of such Optionee’s death or Total and Permanent Disability, the term of the Option shall expire twelve (12) months after the date of such death or the date of employment termination by reason of Total and Permanent Disability, but not later than the expiration date specified in Section 5 below.

(ii) As a result of termination by the Company for cause, the term of the Option shall expire thirty days after the Company’s notice of, or advice of such termination is provided to the Employee, but not later than the original expiration date specified in this Agreement. For purposes of this Paragraph (ii), “cause” shall mean an act of embezzlement, disclosure of any Company secrets or confidential information of the Company, the inducement of any client or customer of the Company to break any contract with the Company, or the inducement of any principal for whom the Company acts as agent to terminate such agency relationship, the engagement of any conduct which constitutes unfair competition with the Company, the removal of Optionee from office by a court or bank regulatory agency, any other intentional misconduct by Optionee adversely affecting the business of the Company or affairs of the Company or such other similar acts which the Committee in its discretion may determine to constitute cause for termination of Optionee’s Service. As used in this Paragraph (ii), Company includes Subsidiaries of the Company.

(iii) As a result of termination for any reason other than Total and Permanent Disability, death or cause, the term of the Option shall expire three (3) months after such termination, but in no event later than the original expiration date specified in Section 5 below.

Neither the Plan nor this Agreement shall be deemed to give an Optionee any right to remain an Employee of the Company or any Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any Employee at any time, with or without cause, subject to applicable laws and the terms of any written employment, consulting or similar agreement.

5. Term of Option. Subject to earlier termination as provided in the Plan and this Agreement, the Option shall terminate ten (10) years from the Grant Date of the Option, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

6. Non-Transferability of Option. No Options under this Agreement shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by the Optionee except by will, by the laws of descent and distribution or by written beneficiary designation, and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

7. Adjustment of Shares. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding shares of Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Company shall make appropriate adjustments in the number of Shares covered by the Option and in the Exercise Price of the Option.

In the event that the Company is a party to a merger or other reorganization, the Option shall be subject to the agreement of merger or reorganization. Subject to the provisions of Section 6(e)(i) of the Plan, which provides that the entire Option shall be immediately exercisable in the event of a Change in Control, the agreement of merger or reorganization may provide, without limitation, (i) for the assumption of all outstanding options (including the Option) by the surviving corporation or its parent or (ii) for the continuation of all outstanding options (including the Option) by the Company (if the Company is a surviving corporation), or (iii) for cancellation of the Option upon payment of a cash settlement equal to the difference between the amount to be paid per Share under the agreement of merger or reorganization and the Exercise Price, or (iv) for the acceleration of the exercisability of the Option followed by the cancellation of any the Option not exercised, in all cases without the Optionee’s consent. In a situation described in clause (iv) of this paragraph, cancellation shall not occur until after the acceleration is effective and Optionee has been notified of such acceleration and has had reasonable opportunity to exercise the Option.

Except as provided in this Section, Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to the Option. The grant of the Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

8. Amendment. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors, assigns and legal representatives.

GREATER BAY BANCORP

By:
Peggy Hiraoka, Executive Vice President
Human Resources

Optionee acknowledges and represents that Optionee is familiar with the terms and provisions of this Agreement and hereby accepts same subject to all the terms and provisions hereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.

Dated:	Optionee Signature

Optionee Social Security Number